UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2014

ASHFORD HOSPITALITY PRIME, INC.

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-35972	46-2488594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Announcement of Underwritten Public Offering

On January 21, 2014, Ashford Hospitality Prime, Inc. (“we” or the “Company”) issued a press release announcing that it has commenced an underwritten public offering of 8,000,000 shares of common stock (the “Offering”). The Company expects to grant the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock. The Offering is subject to market and other conditions. The Company intends to use the net proceeds of the offering to acquire the Sofitel Chicago Water Tower, as discussed below, and the Pier House Resort, and for general corporate purposes and working capital, including the acquisition of additional properties in the ordinary course of business.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Agreement to Acquire Sofitel Chicago Water Tower

On January 21, 2014, the Company filed Amendment No. 1 to its Registration Statement on Form S-11 (“Amendment No. 1”) in connection with the Offering. In Amendment No. 1, the Company announced that on December 23, 2013, it entered into an agreement to acquire a fee simple interest in the Sofitel Chicago Water Tower in Chicago, Illinois for an aggregate purchase price of $153 million in cash, which represents a purchase price of $369,000 per key. The transaction is expected to close in the first quarter of 2014, subject to customary closing conditions and a due diligence period during which time the Company may terminate the acquisition agreement for any or no reason without penalty. The due diligence period ends on February 7, 2014 but may be extended at the Company’s option to February 13, 2014.

Description of Capital Stock

Amendment No.1 includes the following updated description of the Company’s capital stock:

DESCRIPTION OF CAPITAL STOCK

General

We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the Maryland General Corporation Law (“MGCL”), our charter and our bylaws. The following is a summary of the material provisions of our capital stock. The summary is qualified in its entirety by reference to the MGCL, our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to our Registration Statement on Form S-11.

Authorized Stock

Our charter provides that we may issue up to 200 million shares of common stock, par value $0.01 per share, and up to 50 million shares of preferred stock, par value $0.01 per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. As of January 21, 2014, we had 16,129,112 shares of our common stock outstanding. No shares of our preferred stock are outstanding.

Common Stock

Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets or funds legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.

Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for the affirmative vote of stockholders holding at least a majority of the shares entitled to be cast to approve each of these matters, except that two-thirds of all votes are required to amend the provisions of our charter regarding restrictions on the transfer and ownership of our stock. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, a subsidiary of a corporation may be able to merge or transfer all of its assets without a vote of the corporation’s stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

We believe that the power of our board of directors, without stockholder approval, to amend our charter to increase the aggregate number of shares of our authorized stock or the number of shares of stock of any class or series, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, are available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of the New York Stock Exchange (“NYSE”) or any other stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or our stockholders believe that such transaction or change of control may be in their best interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of the outstanding shares of our capital stock, actually or constructively own 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), other than a taxable REIT subsidiary (“TRS”), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).

Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the total number or value of the outstanding shares of our common stock or (ii) 9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock or any other stock of our company. We refer to this restriction as the “ownership limit.”

The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to violate the ownership limit and that any exemption from the ownership limit will not jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).

As a condition of our waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.5% of the value of our outstanding capital stock.

Our charter provisions further prohibit:

•	any person from actually or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•	any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	any person from beneficially or constructively owning our stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

•	any person from beneficially or constructively owning or transferring our stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as “eligible independent contractors” under the REIT rules.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us or with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accept(s) such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the charitable beneficiary.

Our charter also provides that “Benefit Plan Investors” (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute “Publicly Offered Securities” (as defined in our charter).

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price over the then-prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “AHP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

Item 9.01	Financial Statements and Exhibits

The following material is being furnished as exhibits to this Current Report on Form 8-K.

Exhibit	Description

99.1	Ashford Hospitality Prime, Inc. Press Release dated January 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2014

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer and General Counsel